Exhibit 99.1

October 17, 2012

For Immediate Release

Contact:	Brad Captain Corporate Communications brad.captain@nrucfc.coop 800-424-2954	Ling Wang Banking & Investor Relations investorrelations@nrucfc.coop 800-424-2954

National Rural Utilities Cooperative Finance Corporation

Completes Debt Exchange Transaction

CFC to Reduce Interest Costs

DULLES, Va.— On Oct. 16, 2012, the National Rural Utilities Cooperative Finance Corporation (CFC) (NYSE: NRU, NRC) issued approximately $379 million aggregate principal amount of its new 4.023-percent Collateral Trust Bonds (CTBs) due Nov. 1, 2032, in exchange for approximately $340 million aggregate principal amount of its previously issued 8-percent Medium Term Notes (MTNs), Series C, due 2032. In addition to the new CTBs, exchanging holders received approximately $133 million aggregate cash payment representing additional consideration for the exchange, and an additional cash payment representing accrued and unpaid interest on the MTNs.

CFC estimates the transaction will result in the savings of approximately 100 basis points on the $340 million of debt exchanged, which—based on certain funding costs and other assumptions—is expected to save CFC an estimated $35 million in aggregate interest costs over a 20-year term.

“We are very pleased with the results of this debt exchange,” CFC Senior Vice President and Treasurer Andrew Don said. “The combination of the current low interest rate environment, as well as compression in credit spreads, presented an opportunity to pursue the exchange. The end result is the opportunity to reduce interest expense over the next two decades.”

The exchange offer commenced on Sept. 11, 2012, and expired on Oct. 9, 2012. Participation in the exchange offer was limited to eligible holders of the MTNs.

About CFC

The National Rural Utilities Cooperative Finance Corporation (CFC) is a nonprofit finance cooperative created and owned by America’s electric cooperative network. With approximately $20 billion in assets, CFC is committed to providing unparalleled industry expertise, flexibility and responsiveness to serve the needs of its member-owners. CFC can be found online at www.nrucfc.coop.

—more—

Forward-Looking Statements

This press release contains forward-looking statements about CFC, including those related to the exchange offer. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projection, including statements about loan volume, the adequacy of the loan loss allowance, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements and the costs and effects of legal or governmental proceedings involving CFC or its members. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.

# # #